                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             SENTIGEN HOLDING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

[Sentigen Logo]

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865
                              PHONE (908) 387-1673
                               FAX (908) 454-4792

May 7, 2004

Dear Stockholder,

     You are cordially invited to attend our 2004 Annual Meeting of Stockholders to be held on Wednesday, June 9, 2004 at 3:00 P.M., Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York.

     The accompanying formal Notice of Meeting and Proxy Statement sets forth proposals for your consideration this year. This year, you are being asked to
(1) elect seven directors to our Board of Directors and (2) ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004.

     At the meeting, we will also report on our affairs and provide a discussion period for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, we request that you sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

                                          Cordially,

                                          -s- Joseph K. Pagano
                                          Joseph K. Pagano
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865
                              PHONE (908) 387-1673
                              FAX   (908) 454-4792

(SENTIGEN LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sentigen Holding Corp. will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York, on Wednesday, June 9, 2004 at 3:00 P.M., Eastern Time, for the following purposes:

          (1) To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

          (2) To ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004; and

          (3) To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

          Only stockholders of record at the close of business on April 30, 2004 will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

     We cordially invite all stockholders to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if you mail the proxy in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          -s- Joseph K. Pagano
                                          Joseph K. Pagano
                                          Chairman of the Board, Chief Executive
                                          Officer and President

Phillipsburg, New Jersey
May 7, 2004

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865
                              PHONE (908) 387-1673
                              FAX   (908) 454-4792

(SENTIGEN LOGO)

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement (first mailed on or about May 7, 2004) is furnished to the holders of our common stock as part of the solicitation by our Board of Directors of proxies for use at the 2004 Annual Meeting of Stockholders or any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, June 9, 2004 at 3:00 P.M., Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York.

     It is proposed that at the Annual Meeting our stockholders (i) elect seven directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified and (ii) ratify our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004.

     Management is not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of our common stock.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. You may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares of our common stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. Unless otherwise indicated on the form of proxy, shares of our common stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by us prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director shown on the form of proxy; and (ii) the ratification of our appointment of Deloitte & Touche LLP as our independent auditors.

RECORD DATE AND VOTING RIGHTS

     On April 30, 2004, there were 7,464,474 shares of our common stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

     The affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the seven nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of, against or withheld with respect to any or all nominees. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote on this matter.

     The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify our appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2004. An abstention from voting on this matter will be treated as "present" for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against the ratification of Deloitte & Touche LLP because the abstention results in one less vote for such matter. Broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote on this matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 30, 2004 with respect to the common stock ownership of (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of our directors and executive officers as a group.

NAME AND ADDRESS OF                                     AMOUNT AND NATURE             PERCENT OF CLASS
BENEFICIAL OWNER(1)                                 OF BENEFICIAL OWNERSHIP(2)     OF VOTING SECURITIES(2)
-------------------                                 --------------------------     -----------------------
Joseph K. Pagano..................................          1,541,450(3)                    19.6%
Frederick R. Adler................................            743,573(4)                     9.9%
Samuel A. Rozzi...................................            507,525(5)                     6.8%
Thomas Livelli....................................            169,380(6)                     2.3%
Joel M. Pearlberg.................................             35,000(7)                       *
Fredrick B. Rolff.................................             31,000(8)                       *
Gerald Greenwald..................................             20,000(9)                       *
Bruce Slovin......................................                 --(10)                      *
Erik R. Lundh.....................................                 --(11)                      *
D.H. Blair Investment Banking Corp. ..............          1,134,859(12)                   15.2%
All directors and executive officers as a group
  (nine persons)..................................          3,047,928(13)                   37.7%

---------------

  *  Less than 1% of the outstanding common stock

 (1) The address of each beneficial owner is c/o Sentigen Holding Corp. 580 Marshall Street, Phillipsburg, NJ 08865.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after April 30, 2004, are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person.

 (3) Includes (i) 25,000 shares of common stock held of record by the Joseph K. Pagano, Jr. Trust established for Mr. Pagano's son, and (ii) options to purchase 367,000 shares of common stock which are currently exercisable. Excludes options to purchase 50,000 shares of common stock.

 (4) Includes (i) 703,573 shares of common stock held by the Frederick R. Adler Intangible Asset Management Trust of which Mr. Adler is the settlor and beneficiary and (ii) 40,000 shares of common stock held by Mr. Adler directly. Does not include 1,124,859 shares of common stock over which Mr. Adler is trustee pursuant to a voting trust among us, D.H. Blair Investment Banking Corp. and Mr. Adler. The voting trust agreement provides that Mr. Adler will vote those shares in the same manner as the public, on a proportionate basis, excluding the votes of our officers, directors and greater than ten-percent stockholders. However, with respect to a vote or consent in connection with either a "Rule 13e-3 Transaction" (as defined in Rule 13e-3 promulgated under Securities Exchange Act of 1934) or a transaction in which stockholders are afforded appraisal rights under
     Section 262 of the Delaware General Corporation Law, Mr. Adler will vote these shares as directed by D.H. Blair, or by the actual holders of the shares. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name.

 (5) Includes 150,000 shares held by Scarsdale Limited Partnership, of which Mr. Rozzi is general partner. Mr. Rozzi disclaims beneficial ownership of all shares other than those held in his name.

 (6) Includes options to purchase 15,000 shares of common stock which are currently exercisable. Excludes options to purchase 10,000 shares of common stock.

 (7) Excludes options to purchase 20,000 shares of common stock.

 (8) Includes options to purchase 30,000 shares of common stock which are currently exercisable. Excludes options to purchase 20,000 shares of common stock.

 (9) Includes options to purchase 20,000 shares of common stock which are currently exercisable. Excludes options to purchase 10,000 shares of common stock.

(10) Excludes options to purchase 20,000 shares of common stock.

(11) Excludes options to purchase 50,000 shares of common stock.

(12) J. Morton Davis is the sole stockholder of D.H. Blair Investment Banking Corp. The amount reported includes 10,000 shares owned by Mr. Davis' wife of which Mr. Davis disclaims beneficial ownership. The information with respect to D.H. Blair Investment Banking Corp. and J. Morton Davis is based upon the Schedule 13G/A, dated May 23, 2001, filed by such persons with the Securities and Exchange Commission. All the shares beneficially owned by D.H. Blair Investment Banking Corp. have been placed in trust, pursuant to the trust agreement described in footnote 4. The voting trust agreement does not limit D.H. Blair's ability to make public sales of the shares in the open market pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder or to make private sales of the shares pursuant to Section 4(1) of the Securities Act of 1933, provided, however, that shares sold in private sales will continue to be subject to the voting trust agreement until certain conditions are met. In addition, D.H. Blair agreed that, during the term of the voting trust agreement, it will not acquire additional shares of our common stock or other securities convertible into our common stock. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name.

(13) Includes options to purchase 432,000 shares of common stock which are exercisable within 60 days. Excludes options to purchase 180,000 shares of common stock.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, seven (7) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At the Annual Meeting, the proxies granted by stockholders will be voted individually for the election of the nominees, who are also our current directors, listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, an eventuality that the Board of Directors has no reason to believe will occur, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has been nominated for election by our Board of Directors and each has indicated to our Board of Directors that he has consented to be named and has indicated his intent to serve in his capacity as director.

     Set forth below is certain information regarding the nominees for directors.

NAME                                        AGE            POSITION WITH THE COMPANY
----                                        ---            -------------------------
Joseph K. Pagano..........................  59    Chairman of the Board, Chief Executive
                                                  Officer and President
Thomas Livelli............................  51    Director, President and Chief Executive
                                                  Officer of Cell & Molecular Technologies,
                                                  Inc.
Frederick R. Adler........................  79    Director
Gerald Greenwald..........................  68    Director
Joel M. Pearlberg.........................  66    Director
Samuel A. Rozzi...........................  58    Director
Bruce Slovin..............................  68    Director

     The principal occupation and business experience for at least the past five years for each director is set forth below.

     Joseph K. Pagano has served as President since June 1994. Mr. Pagano has also served as a Director since 1991, as Chairman of the Board since June 1996 and as Chief Financial Officer from June 1994 until July 1996. Mr. Pagano has been a private investor for more than the past five years. Mr. Pagano has been active in venture capital for over 20 years, with investments in a wide variety of industries, including information and technology, medical equipment, biotechnology, communications, retailing and outsourcing. He was a founding investor in Ribi ImmunoChem Research, Inc., one of the earliest biotechnology companies to go public and one of the first to focus on cancer vaccines. He participated in the early round financing of Amcell Cellular Communication, which was sold to Comcast Corporation. He was a founding investor of NMR of America Inc., the first MRI center business to go public and was also a founding Shareholder and Director of Office Depot, Inc., the first office warehouse to go public.

     Thomas Livelli has been a Director since June 1998. He has been the President and Chief Executive Officer of CMT since May 1997. He was also President of CMT's predecessor company from 1987 until May 1997. From January 1986 until July 1997, Mr. Livelli was a laboratory manager at the Howard Hughes Medical Institute at Columbia University. Prior to 1986, Mr. Livelli worked at Merck Research Laboratories and Cistron Biotechnology, directing their respective gene expression programs. While at Cistron, Mr. Livelli was a visiting scholar at Columbia University. Mr. Livelli maintains a part-time faculty appointment at Columbia University College of Physicians & Surgeons in the Department of Neurobiology and Behavior.

     Frederick R. Adler has been a Director since May 1996. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. He is also a director of SIT Investments, Inc., an investment management firm located in Minneapolis, MN and from 1977 to 1995 was a Trustee and member of the Finance Committee of Teachers Insurance and Annuity Association. Mr. Adler is a retired partner of the law firm of Fulbright & Jaworski L.L.P. and was previously a senior partner in the firm and of counsel to the firm. From 1982 to 1996 he was a director of Life Technologies, Inc., a significant supplier in the biotechnology area, serving at various times until January 1, 1988 as either its Chairman or its Chief Executive Officer and after 1988 as Chairman of its Executive Committee. He has been a founding investor and a director of a number of biotechnology firms including Savient Pharmaceuticals, Inc. (formerly known as Bio-Technology General Corp.) and Synaptic Pharmaceutical Corp. Mr. Adler is a graduate of Brooklyn College and graduated Magna Cum Laude from The Harvard Law School.

     Gerald Greenwald has been a Director since June 2001. Mr. Greenwald founded Greenbriar Equity Group with Joel Beckman and Reginald Jones. Greenbriar Equity Group has formed a strategic alliance with Berkshire Partners to make private equity investments in the global transportation sector. Mr. Greenwald is presently Chairman Emeritus of United Airlines. From 1994 until his retirement in July 1999, Mr. Greenwald was Chairman and Chief Executive Officer of United Airlines. In his five years with United, he led the airline through its beginnings as the world's largest majority employee-owned company, helped return it to profitability and built its leadership position throughout the world. Mr. Greenwald has also served as Managing Director of Dillon Read & Co., an investment banking company, and as President of Olympia & York Developments, Ltd., a real estate development company. His career started in the automobile industry at Ford Motor Company, where he held several positions including Controller, Director of Ford's operations in Europe and as President of Ford of Venezuela. Mr. Greenwald later was employed by Chrysler Corporation, where he held various positions, including Corporate Controller and Chief Financial Officer, before being promoted to Vice Chairman, where he shared full responsibility with the Chief Executive Officer for the operations of the company. Mr. Greenwald graduated cum laude from Princeton University's Woodrow Wilson School and received a masters degree in economics from Wayne State University. He is the author of the business book, Lessons from the Heart of American Business, Publisher, Warner Books. Mr. Greenwald is a member of the Board of Directors of Aetna, Inc. His term began in September 1993 and expires in April 2006. Mr. Greenwald is also a member of the Board of Directors of Calpine Corp. His term began in July 2001 and expires in July 2004.

     Joel M. Pearlberg has been a Director since February 2001. Mr. Pearlberg is General Partner of Steinhardt Partners, L.P., a private hedge fund he joined in January 1991. Mr. Pearlberg graduated from New York University with a B.S. in Accounting and is a Certified Public Accountant. In 1962, he joined the public accounting firm of Harry Goodkin & Co. where he rose to the position of Managing Partner. In April 1983, he started the firm of J.M. Pearlberg & Company, a public accounting firm specializing in investment partnerships, security taxation and tax planning for high net worth individuals. In April 1989, he joined HPB Associates, L.P., a private investment partnership as Controller.

     Samuel A. Rozzi has been a member of our Board of Directors since January 1997. He previously served as a member of our Board of Directors from 1991 until June 1996. Mr. Rozzi has been the President of Corporate National Realty, Inc., a corporate real estate brokerage and services firm, since September 1988. Mr. Rozzi is the uncle of Fredrick B. Rolff, our Chief Financial Officer.

     Bruce Slovin has been a Director since September 2003. Mr. Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm since January 2000. From 1985 until December 2000, Mr. Slovin was the President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE: MFW), a manufacturer of licorice extract and flavorings, Daxor Corporation (AMEX: DXR), the developer and manufacturer of the Blood Volume Analyzer, and Cantel Medical Corp. (NYSE: CMN), a medical device company.

     Our Board of Directors is elected annually by our stockholders. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. Our Board of Directors met on three occasions and acted by unanimous consent one time during the fiscal year ended December 31, 2003.

VOTE REQUIRED

     Directors must be elected by a plurality of votes cast at the meeting. This means that the seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES LISTED ABOVE TO BE IN BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

     Our current Board of Directors consists of seven members, a majority of whom have been determined by our Board to be "independent" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. Those directors are Frederick R. Adler, Gerald Greenwald, Joel M. Pearlberg, Bruce Slovin and Samuel A. Rozzi.

     During 2003, the Board of Directors held three meetings and executed one unanimous consent in lieu of meeting. Each director with the exception of Gerald Greenwald attended at least 75% of the total number of meetings of the Board and the Committees on which he served. The independent directors will meet regularly in executive sessions in 2004. Six members of the Board of Directors attended our 2003 Annual Meeting of Stockholders. We encourage all of our directors to attend our 2004 Annual Meeting of Stockholders. We expect all of our directors to be present in person or via teleconference at the 2004 Annual Meeting of Stockholders.

  AUDIT COMMITTEE

     Our Audit Committee's primary responsibilities include the review of internal accounting procedures, consultation with our independent public accountants, the review and pre-approving of the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews documents that we file with the Securities and Exchange Commission. Our Audit Committee is currently composed of Messrs. Adler, Pearlberg and Slovin. Our Board of Directors has determined that Mr. Pearlberg qualifies as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Our Board has also determined that each member of our Audit Committee is "independent" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market and that each member satisfies the financial literacy requirements of The Nasdaq Stock Market. The Audit Committee met four times in the fiscal year ended December 31, 2003. The charter of our Audit Committee is attached hereto as Annex A and is available on our website at www.sentigen.com.

  COMPENSATION COMMITTEE

     Our Compensation Committee is currently comprised of Messrs. Adler and Pearlberg. The Compensation Committee is charged with reviewing and approving the compensation and benefits of our key executive officers, administering our employee benefit plans and our equity compensation plans and making recommendations to the full Board of Directors regarding these matters. Our Board has determined that each member of our Compensation Committee is "independent" as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. Our Compensation Committee acted by unanimous written consent three times during the fiscal year ended December 31, 2003. The charter of our Compensation Committee is available on our website at www.sentigen.com.

DIRECTOR NOMINATION PROCESS

     The Board of Directors does not have a nominating committee or a committee performing similar functions. The Board of Directors believes that it is appropriate not to have such a committee because the full Board of Directors participates in the consideration of director nominees. Nominees for election to the Board at annual meetings of our stockholders and to fill any vacancies or newly created directorships are selected by a majority of our independent directors.

  STOCKHOLDER NOMINATIONS

     Our Board of Directors reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intention to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under "Stockholder Proposals."

  DIRECTOR QUALIFICATIONS

     Members of our Board of Directors must have personal and professional integrity, demonstrate exceptional ability and judgment and shall be effective, in conjunction with other nominees and directors, collectively, in serving our and our stockholders' long-term interests. The Board of Directors may also consider such other factors as are in our and our stockholders' best interests.

  IDENTIFYING NOMINEES

     The Board of Directors identifies nominees by first identifying the desired skill and experience of a new nominee based on the qualifications discussed above. The Board will solicit ideas for possible candidates from members of the Board, senior executives, individuals personally known to members of the Board, third party search firms and prospective candidates recommended by our stockholders.

COMMUNICATIONS WITH THE BOARD

     Our Board of Directors maintains a process for stockholders to communicate with the Board or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal office at 580 Marshall Street, Phillipsburg, New Jersey 08865. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of our shares that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

CODE OF CONDUCT

     We have adopted a Code of Conduct designed to help directors, officers and employees resolve ethical issues that arise in the conduct of their duties. Our Code of Conduct applies to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and any other employee performing similar functions. Our Code of Conduct covers such topics as conflicts of interest, insider trading, full, fair, accurate, timely and understandable disclosure in our public filings and communications, compliance with applicable governmental laws, rules and regulations, accountability for adherence to our Code of Conduct and the prompt internal reporting of violations of our Code of Conduct. A copy of our Code of Conduct is available on our website at www.sentigen.com. We will post on our website any amendments to or waivers of the provisions of our Code of Conduct applicable to any of our directors and executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To our knowledge, our directors, executive officers and beneficial owners of more than ten percent of our common stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Our executive officers and their respective ages and positions as of April 30, 2004 were as follows:

NAME                                   AGE              POSITION WITH THE COMPANY
----                                   ---              -------------------------
Joseph K. Pagano.....................  59    Chairman of the Board, Chief Executive Officer
                                             and President
Fredrick B. Rolff....................  32    Chief Financial Officer
Erik R. Lundh........................  34    Executive Vice President -- Commercial
                                             Operations
Thomas Livelli.......................  51    President and Chief Executive Officer of Cell &
                                             Molecular Technologies, Inc.

     Joseph K. Pagano -- Please see "Proposal No. 1 -- Election of Directors" for information regarding Mr. Pagano.

     Fredrick B. Rolff, has served as our Chief Financial Officer since January 2001. Mr. Rolff joined our company in November 2000 as corporate controller. From April 1999 until November 2000, Mr. Rolff was Director, Financial Strategy for Rare Medium Group, Inc., an Internet development and venture capital firm. From January 1998 until April 1999, Mr. Rolff attended Fordham University Graduate School of Business, where he earned an MBA in Finance. From September 1993 until January 1998, Mr. Rolff was employed by KPMG LLP where he provided audit and business advisory services to private and public companies in the financial services industry. Mr. Rolff holds a BS in Accounting from Villanova University, is a Certified Public Accountant and a candidate in the Chartered Financial Analyst program. Mr. Rolff is the nephew of Samuel A. Rozzi, one of our directors.

     Erik R. Lundh, has served as our Executive Vice President, Commercial Operations since September 2003. From 2002 to September 2003, Mr. Lundh led the worldwide sales, business development, and services functions at ACLARA BioSciences, Inc. (Nasdaq: ACLA), a provider of tools for biopharmaceutical drug discovery and development. From 1999 to 2001, Mr. Lundh was a vice president of sales at SciQuest, Inc. (Nasdaq: SQST), a provider of supply chain technology, services, and domain expertise to the life sciences and industrial research markets. From 1995 to 1999, Mr. Lundh managed sales in the Western U.S. region for QIAGEN Inc. (Nasdaq: QGENF), a provider of integrated bio-separation solutions to the life sciences industry. From 1991 to 1994, Mr. Lundh worked as a cardiovascular research scientist at Berlex Biosciences, Inc., the North American subsidiary of Schering AG (NYSE: SHR). Mr. Lundh holds a B.S. in Biological Sciences from Santa Clara University.

     Thomas Livelli -- Please see "Proposal No. 1 -- Election of Directors" for information regarding Mr. Livelli.

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash and non-cash compensation for fiscal years ended December 31, 2003, 2002 and 2001 awarded to, earned by or paid to our President and each other person serving as an executive officer at December 31, 2003.

                                                                        LONG TERM
                                                                      COMPENSATION
                                                                     ---------------
                                                                       SECURITIES
                                                                       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS    OPTIONS/SARS(#)   COMPENSATION($)
---------------------------              ----   --------   -------   ---------------   ---------------
Joseph K. Pagano.......................  2003   $175,000        --           --            $17,875(1)
  Chairman of The Board, Chief           2002    175,000        --           --             17,875(1)
  Executive and President                2001    161,500        --           --              1,000(1)
Fredrick B. Rolff......................  2003   $123,164   $ 7,845(2)         --           $ 6,000(8)
  Chief Financial Officer                2002    115,000     5,750(2)         --             6,000(8)
                                         2001     99,100     5,750(2)         --             3,000(8)
Erik R. Lundh..........................  2003   $ 66,667     8,219(3)     50,000(4)        $ 7,350(9)
  Executive Vice President of
  Commercial Operations
Thomas Livelli.........................  2003   $168,771   $40,000(5)         --           $ 6,000(8)
  Chief Executive Officer and President  2002    156,658    20,000(6)         --             6,000(8)
  of CMT                                 2001    150,000    20,000(6)     25,000(7)          6,000(8)

---------------

(1) On November 1, 2001, Mr. Pagano was granted a $500 per month car allowance which continued for the years ended December 31, 2002 and 2003. In December 2002, we purchased two term insurance policies on the life of Joseph K. Pagano. We are the beneficiary under one of the policies in the amount of $5 million. Mr. Pagano's son is the beneficiary under the other policy in the amount of $5 million. The annual premium on the policy for the benefit of Mr. Pagano's son was $11,875 for the years ended December 31, 2003 and 2002. See below under "Life Insurance Policies on Chairman of the Board and Scientific Consultant" for a description of the life insurance policies.

(2) The employees of CMT and our Chief Financial Officer were paid a bonus based on 5% of the respective individual's annual salary for the year ended December 31, 2001 and 2002. During the year ended December 31, 2003 such bonus was paid at the rate of 6% of the respective individual's annual salary.

(3) Mr. Lundh received a bonus of $8,219 for the year ended December 31, 2003 pursuant to his employment agreement with us. See below under "Employment Agreements" for a description of the employment contract.

(4) On September 2, 2003, Mr. Lundh was granted an option to purchase 50,000 shares of our common stock at $4.75 per share, which expires on September 2, 2013. This option vests in five equal annual installments commencing on September 2, 2004.

(5) For the year ended December 31, 2003, Mr. Livelli received a bonus of $30,000 pursuant to his employment agreement with CMT. In addition, on July 29, 2003, Mr. Livelli's employment agreement was amended to provide for a one-time bonus of $10,000 in addition to any bonus earned by Mr. Livelli in 2003. The amendment also extended the term of Mr. Livelli's employment agreement to the earlier of May 22, 2008 or the two year anniversary of a "change in control" (as such term is defined in the employment agreement).

(6) Reflects Mr. Livelli's minimum guaranteed annual bonus per his employment agreement.

(7) On May 23, 2001, Mr. Livelli was granted an option to purchase 25,000 shares of our common stock at $9.00 per share, which expires on May 22, 2011. This option vests in five equal annual installments commencing on January 1, 2002.

(8) Reflects a $500 per month car allowance.

(9) We leased an apartment in New York, New York for Mr. Lundh pursuant to his employment agreement. The monthly rent for the apartment is $2,450. The lease term is for one year beginning October 1, 2003 and ending on September 30, 2004. See below under "Employment Agreements" for a description of the employment contract.

OPTION GRANTS

     The following table represents the stock options granted during the fiscal year ended December 31, 2003 to the executive officers identified in the Summary Compensation table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                           NUMBER OF                                                        ANNUAL RATES OF STOCK
                           SECURITIES    PERCENT OF TOTAL                                  PRICE APPRECIATION FOR
                           UNDERLYING   OPTIONS GRANTED TO                                     OPTION TERM($)
                            OPTIONS      EMPLOYEES DURING    EXERCISE PRICE   EXPIRATION   -----------------------
NAME                       GRANTED(#)   THE FISCAL YEAR(%)    PER SHARE($)       DATE        5%(1)        10%(1)
----                       ----------   ------------------   --------------   ----------   ----------   ----------
Erik R. Lundh............    50,000(2)          95%              $4.75         9/2/2013     $222,663     $495,232

---------------

(1) The above information concerning five percent and ten percent assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that there will be appreciation of the stock price over the option term or that the optionee will realize any gains with respect to the options. The closing price of our common stock on December 31, 2003 was $5.65 per share.

(2) On September 2, 2003, Mr. Lundh was granted an option to purchase 50,000 shares of our common stock at $4.75 per share, which expires on September 2, 2013. This option vests in five equal annual installments commencing on September 2, 2004.

     The following table sets forth the fiscal year end option values of outstanding options at December 31, 2003 and the dollar value of unexercised, in-the-money options for the executive officers identified in the Summary Compensation table above. None of our executive officers exercised any stock options during the year ended December 31, 2003.

                    AGGREGATE FISCAL YEAR END OPTION VALUES

                                   NUMBER OF SECURITIES             DOLLAR VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                   AT DECEMBER 31, 2003:             AT DECEMBER 31, 2003(1):
                             ---------------------------------   ---------------------------------
NAME                         EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE(#)   UNEXERCISABLE(#)
----                         --------------   ----------------   --------------   ----------------
Joseph K. Pagano...........     367,000            50,000           $873,425          $    --
Fredrick B. Rolff..........      30,000            20,000           $     --          $    --
Erik R. Lundh..............          --            50,000           $     --          $45,000
Thomas Livelli.............      10,000            15,000           $     --          $    --

---------------

(1) These values are based on the difference between the closing sale price of our common stock on December 31, 2003 of $5.65 and the exercise prices of the options, multiplied by the number of shares of common stock subject to the options.

EMPLOYMENT AGREEMENTS

     Joseph K. Pagano. On May 24, 1999, we entered into an employment agreement with Mr. Pagano to serve as Chairman of the Board, President and Chief Executive Officer. The employment agreement was for an initial term of one year and automatically renews thereafter unless notice is given by one of the parties. The employment agreement provided for annual base compensation of $85,000 and in March 2001 was amended to provide for annual base compensation of $175,000. On February 17, 2004, Mr. Pagano's annual base compensation was raised to $225,000. In connection with the employment agreement, the termination date of an option previously granted to Mr. Pagano to purchase 217,000 shares of our common stock was extended an additional three years to April 30, 2004. The termination date of this option was extended again on September 4, 2003 to April 30, 2006. On September 15, 2000, we granted Mr. Pagano an option to purchase an aggregate of 200,000 shares of our common stock at $9.00 per share, which expires as to 66,000 shares on September 15, 2005 and 134,000 shares on September 15, 2010. This option vests in four equal annual installments commencing on September 15, 2001.

     Erik R. Lundh. On September 2, 2003 we entered into an employment agreement with Mr. Lundh to serve as Executive Vice President of Commercial Operations. The agreement is for an initial term of one year and automatically renews thereafter unless notice is given by one of the parties. The employment agreement provides for annual base compensation of $200,000. Mr. Lundh is also entitled to participate in a bonus plan, which will be based on certain operational and financial milestones. The bonus under the plan shall not be less than $8,219 in 2003 and shall not be less than $25,000 in 2004. Pursuant to the employment agreement, we granted Mr. Lundh an option to purchase 50,000 shares of our common stock at $4.75 per share. This option expires on September 2, 2013 and vests in five equal annual installments commencing on September 2, 2004. Pursuant to this agreement we leased an apartment in New York, New York for Mr. Lundh for a term of one year, beginning October 1, 2003. The monthly rent for the apartment is $2,450.

     Thomas Livelli. In connection with the acquisition of CMT, we assumed an employment agreement with Mr. Livelli pursuant to which Mr. Livelli served as President and Chief Executive Officer of CMT through May 22, 2001. As of May 23, 2001, CMT entered into a new employment agreement with Mr. Livelli to serve in the same capacity until the earlier of May 22, 2006 or the two-year anniversary of a "change in control" (as such term is defined in the employment agreement). The employment agreement provides for annual base compensation of $150,000, with automatic cost of living adjustments on each one-year anniversary of the agreement. Mr. Livelli is also entitled to participate in CMT's bonus plan, which is based on CMT's net profits (subject to certain adjustments) and allocated each year by the Board of Directors. Mr. Livelli's agreement provides that his bonus shall be at least $20,000 for each full fiscal year of employment. If such minimum bonus payment exceeds Mr. Livelli's allocated bonus under the plan, the excess shall be credited against any future allocated bonuses in excess of $20,000. The employment agreement provides for Mr. Livelli's employment on a full-time basis and contains a provision that the employee will not compete with us during the term of the employment agreement and for a period of two years thereafter. Pursuant to the employment agreement, Mr. Livelli was granted an option to purchase 25,000 shares of our common stock at $9.00 per share. This option expires on May 22, 2011 and vests in five equal annual installments commencing on January 1, 2002. On August 1, 2002, Mr. Livelli's employment agreement was amended to provide for an annual base salary of $165,000. Pursuant to the automatic cost of living adjustment provided for in the agreement we increased Mr. Livelli's annual base salary to $169,571 effective May 23, 2003. On July 29, 2003 Mr. Livelli's employment agreement was amended to provide for a one-time bonus of $10,000 in addition to any bonus earned by Mr. Livelli in 2003. The amendment also extended the terms of Mr. Livelli's employment agreement to the earlier of May 22, 2008 or the two year anniversary of a "change in control" (as such term is defined in the employment agreement).

DIRECTOR COMPENSATION

     Directors receive no cash compensation for serving on the Board of Directors or for attending Board or Committee meetings. We will reimburse directors for out-of-pocket expenses incurred in connection with attending board or committee meetings. Non-employee directors are eligible to be granted non-qualified stock options under the 2000 Performance Equity Plan. Nonqualified stock options may be exercised for up to 10 years from the date of grant at such exercise prices as the Board of Directors may determine. During the year ended December 31, 2003 we granted stock options to non-employee directors as follows:

                           NUMBER OF
                           SECURITIES
                           UNDERLYING
                            OPTIONS                         EXERCISE PRICE     GRANT     EXPIRATION
NAME                       GRANTED(#)        VESTING         PER SHARE($)      DATE         DATE
----                       ----------   -----------------   --------------   ---------   ----------
Gerald Greenwald.........    10,000      100% on 9/2/2004       $4.75         9/2/2003    9/2/2013
Joel M. Pearlberg........    20,000      100% on 9/2/2004       $4.75         9/2/2003    9/2/2013
Bruce Slovin.............    20,000     100% on 9/25/2004       $4.65        9/25/2003   9/25/2013

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), presently consisting of Messrs. Adler and Pearlberg, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Board of Directors adopted a written charter for the Compensation Committee on April 22, 2004, a copy of which is available on our website at www.sentigen.com.

     The Committee believes that its principal responsibility is to incentivize and reward executive performance that will lead to long-term enhancement of stockholder value. Therefore, all of the Committee's judgments regarding executive compensation last year were primarily based upon the Committee's assessment of each executive officer's leadership performance and potential to enhance long-term stockholder value rather than upon rigid guidelines or formulas. The executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options.

     Key factors affecting the Committee's judgments included the nature and scope of the executive officers' responsibilities, and their effectiveness in leading the Company's initiatives to increase value to our customers, productivity and growth, and creating a culture of integrity and compliance with applicable law. The Committee also considered the compensation practices and performances of other companies that are most likely to compete with the Company for the services of executive officers.

     Base Salary. The Compensation Committee establishes our executive salary levels and recognizes the importance of a competitive compensation structure in retaining and attracting senior executives. Salary payments in 2003 were made to compensate ongoing performance throughout the year.

     Bonuses. Bonuses, if any, in a given year are based upon the Committee's determination that the Company's financial results had exceeded performance goals previously established by the Committee and upon its judgment regarding the significance of each executive officer's contributions during a particular year. We established a bonus pool for the year ended December 31, 2003, totaling no more than 6% of the base salary for the employees of our subsidiary, Cell & Molecular Technologies, Inc. During the year ended December 31, 2003, total bonus compensation paid to the two executive officers of Cell & Molecular Technologies, Inc. totaled $52,500. The bonuses paid to the two executive officers of Cell & Molecular Technologies, Inc. were based on minimum bonuses per their respective employment agreements and performance targets set by the Board of Directors. In addition to those bonuses, one time bonuses totaling $18,333 were paid to the two executive officers of Cell & Molecular Technologies, Inc. In addition, pursuant to the minimum bonus provision in his employment agreement, we paid bonus compensation of $8,219 to Mr. Lundh, our Executive Vice President of Commercial Operations. Mr. Rolff, our Chief Financial Officer, was paid a bonus of $7,845 based on 6% of his annual salary rate.

     Stock Options. Stock option grants have historically been used by the company as part of its compensation program for employees, including executives and management team members. The stock option program permits employees to buy a specific number of shares of common stock in the future. Since stock options gain value only if the price of the common stock increases above the option exercise price, the use of stock option grants reflects our philosophy of linking compensation to performance. In addition, the Compensation Committee believes that stock option grants to executives and management team members help to provide an incentive for their continued employment and otherwise more closely align their interests with the interests of stockholders. We also have used stock options as part of compensation packages developed to attract highly qualified employment candidates.

     Option grants made by the Compensation Committee during 2003 to executive officers included the grant of performance options for the purchase of 50,000 shares of common stock. These option grants were part of the Compensation Committee's program to provide executives with an added long-term incentive through stock-based compensation. The options vest over the next 5 years, at 20% annually on the anniversary date of the grant.

     Chief Executive Officer Compensation. The compensation of Joseph K. Pagano, who served as our Chairman, President and Chief Executive Officer during the year ended December 31, 2003, consisted of a base salary of $175,000 pursuant to the terms of his employment agreement. Mr. Pagano was not paid bonus compensation during 2003. Mr. Pagano was also provided with a $500 per month car allowance as well as a life insurance policy for the benefit of Mr. Pagano's son. The annual cost of the policy in 2002 was $11,875. Mr. Pagano was not granted a stock option in 2003.

     Tax Effects. Section 162(m) of the Internal Revenue Code of 1986 generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers, excluding "performance based" compensation. Through December 31, 2003, this provision has not limited our ability to deduct executive compensation. Nevertheless, although the Compensation Committee considers the net cost to us in making compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any award will be fully deductible.

     General. The Committee's decisions concerning the specific 2003 compensation elements for individual executive officers, including Mr. Pagano, our Chairman, President and Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. As noted above, in all cases the Committee's specific decisions involving 2003 executive officer compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. The Committee reserves the right to vary the bonuses of the executive officers subject to the approval of the Board of Directors.

                                          Frederick R. Adler
                                          Joel M. Pearlberg

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company was established in April 2000 and currently is composed of Frederick R. Adler, Joel
M. Pearlberg and Bruce Slovin. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing, accounting, financial reporting and internal control matters. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. The Board of Directors adopted an amended written charter for the Audit Committee on March 16, 2004, which is attached hereto as Annex A and is available on our website at www.sentigen.com.

     Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review those processes.

     The Audit Committee reviewed the Company's audited consolidated financial statements with the Board of Directors and management, and discussed with Deloitte & Touche LLP, the independent auditors during the 2003 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     After reviewing and discussing the audited consolidated financial statements, the Audit Committee recommended that these audited consolidated financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP and the full Board of Directors concurred.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under these acts.

                                          Frederick R. Adler
                                          Joel M. Pearlberg
                                          Bruce E. Slovin

     PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2003. A representative from Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years totaled approximately $70,000 and $60,000, respectively.

TAX FEES

     Deloitte & Touche LLP prepares our federal and state income tax returns. Fees billed for these services totaled $28,500 per year for the fiscal years ended December 31, 2003 and 2002.

AUDIT-RELATED AND ALL OTHER FEES

     There were no other audit-related fees or other services rendered by our principal accountant during the fiscal years ended December 31, 2003 and 2002.

     The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee shall pre-approve any additional audit services and permissible non-audit services. All "Audit Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a "vote" for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL THEREOF.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total cumulative shareholder returns on our common stock over the past five fiscal years with the total cumulative returns of The Nasdaq Stock Market, the Market Capitalization Peer Group and the Nasdaq Pharmaceutical Index from December 31, 1998 through December 31, 2003. Due to an industry realignment, we no longer feel that the Market Capitalization Peer Group, used in prior years, adequately represents a peer group that should be compared to us. Companies comprising the old self-constructed peer group consist of: ASTA Funding Inc., Disc, Inc., Guardian Technologies International, Inc., Harvey Electronics, Inc., National Lampoon Inc. (formerly known as J2 Communications), Kyzen Corporation Class A, MPSI Systems Inc., Olympic Cascade Financial Corporation and Premier Concepts Inc. (Thermacell Technologies, Inc. was not included this year due to merging into Absolute Waste Services). Going forward, we will use the Nasdaq Pharmaceutical Index, a published industry index, as our industry comparison.

     The graph assumes an investment of $100 in the company's common stock on December 31, 1998, and the reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG SENTIGEN HOLDING CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                 PEER GROUP AND THE NASDAQ PHARMACEUTICAL INDEX

                              (PERFORMANCE GRAPH)

*$100 INVESTED ON 12/31/98 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

--------------------------------------------------------------------------------------
                       12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
--------------------------------------------------------------------------------------
 Sentigen Holding
  Corp.                 100.00        200        650        475        462        565
 Nasdaq Stock Market
  (U.S.)                100.00     192.89     124.95      67.09      61.75      85.04
 Nasdaq
  Pharmaceutical        100.00     199.92     238.75     217.59     140.77     202.79
 Peer Group             100.00     289.37     174.63     285.25     192.08     492.33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     This section discusses certain direct and indirect relationships and transactions involving the Company and any director or executive officer.

  REIMBURSEMENTS TO MR. PAGANO

     The Board of Directors authorized reimbursement to Mr. Pagano for the cost of using a private aircraft when used in connection with company business. Reimbursement for the use of the aircraft is limited to actual costs incurred. The Board of Directors also determined that reimbursement for use of the aircraft was not to exceed $120,000 for the calendar year ended December 31, 2003. The cost limitation does not include travel on commercial airlines. For the fiscal year ended December 31, 2003 reimbursements to Mr. Pagano for use of a private jet totaled $82,253. On February 17, 2004 the Board of Directors determined that reimbursement for use of the aircraft was not to exceed $90,000 for the calendar year ended December 31, 2004. The cost limitation does not include travel on commercial airlines.

  LIFE INSURANCE POLICIES ON MR. PAGANO

     In December 2002, we purchased two term insurance policies on the life of Joseph K. Pagano, our Chairman, Chief Executive Officer and President. We are the beneficiary under one of the policies in the amount of $5 million. Mr. Pagano's son is the beneficiary under the other policy in the amount of $5 million. We are required to make annual premium payments of $23,750 until December 24, 2012, at which time scheduled annual premium increases begin. The policy is cancelable, non-participating and does not pay dividends.

                             STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2005 or to be eligible for inclusion in our proxy statement for such meeting, such stockholder proposals must be received by us at our principal executive offices in Phillipsburg, New Jersey, by January 15, 2005. Stockholder proxies obtained by our Board of Directors in connection with our Annual Meeting of Stockholders to be held in 2005 will confer on the proxies discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our Secretary before March 15, 2005.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          -s- Joseph K. Pagano
                                          Joseph K. Pagano
                                          Chairman of the Board, Chief Executive
                                          Officer and President

Phillipsburg, New Jersey
May 7, 2004

                                 ANNUAL REPORT

     A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to:

                             Sentigen Holding Corp.
                              580 Marshall Street
                             Phillipsburg, NJ 08865

                            Attn. Investor Relations

                                                                         ANNEX A

                             SENTIGEN HOLDING CORP.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Sentigen Holding Corp. (the "Company") is established to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audits of its consolidated financial statements and to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent auditors, (3) the performance of the Company's independent auditors and (4) the compliance by the Company with legal and regulatory requirements.

     The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

     The Committee should exercise its business judgment in carrying out the responsibilities described in this charter in a manner the Committee members reasonably believe to be in the best interests of the Company and its stockholders. No provision of this charter, however, is intended to create any right in favor of any third party, including any stockholder, officer, director or employee of the Company or any subsidiary thereof, in the event of a failure to comply with any provision of this charter.

COMMITTEE MEMBERSHIP

     The Committee shall have a minimum of three members who shall be appointed annually by the Board. The members of the Committee shall meet the independence, experience and financial literacy requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. In addition, at least one member shall be an "audit committee financial expert", as defined by the SEC. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee.

MEETINGS

     The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

     The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Committee prior to the completion of the audit.

     The Committee shall have the authority to engage independent counsel or other advisors, as it deems necessary or appropriate to carry out is duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee. The Company also shall provide appropriate funding as determined by the Committee, for payment of its ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

     The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

     The Committee, to the extent it deems necessary or appropriate, shall:

  FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any steps adopted in light of material control deficiencies.

     4. Review and discuss quarterly reports from the independent auditors on:

      (a) All critical accounting policies and practices to be used.

      (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     7. Discuss with management the Company's major financial risk exposures, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     10. Review the experience and qualifications of the senior members of the independent auditor's audit team.

     11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(c) any steps taken to deal with any such material issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the firm's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm's independence, and taking into account the opinions of management. The Committee shall present its conclusions with respect to the independent auditor to the Board.

     12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of the Company.

     14. Discuss with the independent auditor any issues on which the national office of the independent auditor was consulted by the Company's audit team and matters of audit quality and consistency.

     15. Meet with the independent auditor and financial management prior to the audit to review planning and staffing, the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     16. Obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

     17. Obtain reports from management and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. All related-party transactions must be approved by the Committee. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

     19. Discuss with the Company's outside legal counsel legal or regulatory matters that may have a material impact on the financial statements or the Company's compliance policies.

  COMPLAINTS

     20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding the Company's accounting, internal accounting controls or auditing matters or matters of legal or regulatory concern.

     21. Establish procedures for the confidential, anonymous submission to the Committee by employees of the Company of concerns regarding questionable accounting or audit matters or matters of legal or regulatory concern.

LIMITATION OF THE COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws, regulations and Company policy. These matters are the responsibilities of management or the independent auditor or both.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                             SENTIGEN HOLDING CORP.

                                  JUNE 9, 2004



                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



   - Please detach along perforated line and mail in the envelope provided. -



                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

Proposal No. 1. ELECTION OF DIRECTORS:

                                  NOMINEES:
[ ]   FOR ALL NOMINEES            ( ) Joseph K. Pagano
                                  ( ) Thomas Livelli
[ ]   WITHHOLD AUTHORITY          ( ) Frederick R. Adler
      FOR ALL NOMINEES            ( ) Samuel A. Rozzi
                                  ( ) Joel M. Pearlberg
[ ]   FOR ALL EXCEPT              ( ) Gerald Greenwald
      (See instructions below)    ( ) Bruce E. Slovin

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.

                                                           FOR  AGAINST  ABSTAIN
Proposal No. 2. Proposal to ratify the appointment of      [ ]    [ ]      [ ]
  Deloitte & Touche LLP as Sentigen's independent
  auditors for the year ending December 31, 2004.

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

Signature of Stockholder                                Date:
                         -----------------------------       -------------------

Signature of Stockholder                                Date:
                         -----------------------------       -------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             SENTIGEN HOLDING CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2004

Joseph K. Pagano and Fredrick B. Rolff, each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Sentigen Holding Corp. held of record by the undersigned on April 30, 2004 at the Annual Meeting of Stockholders to be held on 3:00 P.M. (Eastern Time) on June 9, 2004, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR PROPOSAL 1 AND FOR PROPOSAL 2.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)